   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  April 11, 2011

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 4.02       Non-Reliance on Previously Issued Financial Statements.

(a)  On April 12, 2011 our board of directors concluded that the company’s audited financial statements for the fiscal year ended December 31, 2009 could no longer be relied upon due to the material errors, as described in Item 4.02(b) below, identified by Li & Company PC (“Li & Company”), our former independent accounting firm, and authorized the restatement of those audited financial statements.  Our board of directors did not directly discuss these issues with Li & Company.

(b)  On April 11, 2011, we were informed by Li & Company, our former independent accounting firm, that we can no longer rely on their audit report for our fiscal year ended December 31, 2009, that we must restate the financial statements for our fiscal year ended December 31, 2009 and that we should file this current report to prevent future reliance on such audit report.  Li & Company stated that certain misstatements were identified during their review of the audit working papers for the audited financial statements for the fiscal year ending December 31, 2009 concerning a reserve for inventory obsolescence that should have been recorded and a contingency conversion feature of a note payable that was inadvertently booked.  Our Chief Executive Officer, President and Interim Chief Financial Officer, Marvin S. Hausman, M.D. discussed the accounting issues involved with the restatement with Li & Company.

(c)  Prior to filing this report we have provided Li & Company with a copy of the foregoing disclosures and requested that Li & Company furnish us with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects with which it does not agree.  We are filing the letter that we received from Li & Company with this current report.

Item 9.01

Financial Statements and Exhibits.

     (d)  Exhibits.

Exhibit #	Description
16.1	Letter from Li & Company, PC dated April 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: April 12, 2011	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO